EXHIBIT 3.1
                                                                     -----------

AS AMENDED THROUGH April 23, 2002

                                     BY-LAWS

                                       OF

                          FAIRMOUNT CHEMICAL CO., INC.



                                    ARTICLE I

                                     Offices
                                     -------

         In addition to the principal office of the corporation located within the State of New Jersey, the corporation may also have offices at such other places within or without the State of New Jersey as the board of directors may from time to time designate, or the business of the corporation may require.


                                   ARTICLE II


                                      Seal
                                      ----

         The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, New Jersey." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced, or otherwise used.


                                   ARTICLE III


                             Stockholders' Meetings
                             ----------------------

         SECTION I. Annual Meeting. All meetings of the stockholders shall be held at the principal office of the corporation in the State of New Jersey, or at such time and place within the State of New Jersey or within the City of New York, State of New York, as may be designated from time to time by the board of directors and stated in the notice of the meeting.

         SECTION 2. Date and time. An annual meeting of stockholders shall be held on the second Tuesday of May in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or on such other date and time as may be designated from time to time by the Board of Directors and stated in the Notice of Meeting, without amendment of this provision. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
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         SECTION 3. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time with notice, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

         When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or by these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         SECTION 4. Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Each stockholder shall be entitled at every meeting of the corporation to one vote for every share of stock, having voting power, standing in his name on the books of the corporation and, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a plurality of the votes cast.

         SECTION 5. Notice of Meetings. The notice of each meeting of the stockholders shall be in writing and shall be given by the President, a Vice-President, the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, and upon each stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten (10) nor more than fifty (50) days before the meeting. If mailed, such notice shall be directed to a stockholder at his address as it appears on the stock register unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         SECTION 6. Stockholder List. A full, true and complete list, in alphabetical order, of all stockholders entitled to vote at the ensuing election of directors, and the post-office address and the number of shares held by each, shall be prepared by the Secretary and filed in the principal office of the corporation, at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

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         SECTION 7. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be held at the same place or places as is herein above prescribed for annual meetings, upon call by the President, and such meetings shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning twenty percent (20%) of the outstanding capital stock. Such request shall state the purpose or purposes of the proposed meeting and business transacted thereat shall be confined to the objects so stated and matters germane thereto.


                                   ARTICLE IV

                                    Directors
                                    ---------

         SECTION 1. Board of Directors. The properties, business and affairs of the corporation shall be managed by a board of directors composed of not less than three (3) nor more than seven (7), directors, the actual number to be determined from time to time by resolution of the board of directors. Directors need not be stockholders of the corporation.

         SECTION 2. Election and Term of Office. The directors shall be elected at the annual meeting of the stockholders, and subject expressly to the right of removal provided for in Section 7 of this Article IV, each director shall be elected to serve until his successor shall be elected and shall qualify, or until his resignation in writing has been filed with the Secretary of the corporation.

         SECTION 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the State of New Jersey, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings. Special meetings of the board of directors may be called by the President on two days' notice to each director, personally, by mail or by telegram, cablegram or radio-gram to the address of each director as recorded on the books of the corporation; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Unless otherwise provided by the board of directors, special meetings shall be held at the place designated in the notice of the meeting.

         SECTION 5. Quorum and Vote. At all meetings of the board of directors, a majority of the board at a meeting duly assembled shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any such meeting shall be the act of the board of directors, except as may be otherwise specifically provided by statute or law or by the Certificate of Incorporation or by these By-Laws.

         SECTION 6. Vacancies and Increase or Decrease in Number of Directors. If the office of any director or directors becomes vacant for any reason, a majority of the remaining directors, though less than a quorum, may choose a successor or successors who shall hold office until the next election of directors and until their successors shall be duly elected and qualified. In case of any increase in the number of directors, a majority of the board of directors then in office shall have power to fill the vacancies in the board of directors arising from such increase (unless such vacancies shall have been previously filled by the stockholders) by the election of additional directors, and any directors so elected shall hold office until the next annual election

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
and until their successors shall be duly elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         SECTION 7. Removal. Any director may at any time be removed, either with or without cause, by resolution duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares having voting power, given at a special meeting of said stockholders, duly called and held for that purpose; and the vacancy in the board thereby created may be filled in the same manner by the stockholders at said meeting; provided, however, that in case the stockholders do not fill such vacancy at such meeting, the remaining directors, though less than a quorum, may fill such vacancy.

         SECTION 8. Resignation. Any director of the corporation may resign at any time by giving written notice to the President or Secretary of the corporation. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of said resignation shall not be necessary to make it effective.

         SECTION 9. Compensation. Directors as such shall receive such fixed sum for their services as may be established from time to time by resolution of the board of directors, plus expenses of attendance, if any, at any meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 10. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof, may be taken without a meeting if prior or subsequent to such action all members of the board of directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of its proceedings.

         SECTION 11. Meeting by Telephone or Similar Communications Equipment. Any or all directors may participate in a meeting of the board of directors or any committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

                                    ARTICLE V

                               Standing Committees
                               -------------------

         The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate an Executive Committee and other committees, each such committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power to fill vacancies in the board of directors or to change the membership of or fill vacancies in any committee, or to make or amend by-laws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         The chairman of any such committee may call a meeting thereof at any time on notice to members of the committee and he, or the Secretary, shall call such meeting when requested by any member of the committee.



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
                                   ARTICLE VI

                                    Officers
                                    --------

         SECTION 1. Officers. Terms of Office. The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Chief Financial Officer, one or more Assistant Secretaries, an Assistant Treasurer, and such other officers which may include a Chairman of the Board of Directors, as the board of directors may determine, all of whom shall hold office until the first meeting of the board of directors following the next annual meeting of stockholders and until their respective successors are elected and shall qualify. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the by-laws to be executed, acknowledged, or verified by two or more officers.

         SECTION 2. Election of Officers. The board of directors, at its first meeting after each annual meeting of stockholders, shall elect officers of the Corporation. No officer except the Chairman of the Board need be a member of the Board of Directors.

         SECTION 3. Other Officers. The board of directors may appoint such other officers and agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 4. Compensation. Officers shall be entitled to such compensation as the board of directors shall from time to time determine.

         SECTION 5. Removal and Vacancy. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the majority vote of the whole board of directors but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer shall become vacant for any reason, including the creation of a new office by the board of directors, the vacancy shall be filled by the board of directors for the unexpired term or terms.

         SECTION 6.  Powers and Duties of Officers.

         a. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and the board of directors and he shall be responsible for the implementation of corporate policy. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board. Unless otherwise determined by the board, he shall not be an executive officer of the Corporation.

         b. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision and control over the day-to-day business and affairs of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and, in the absence of the Chairman of the Board, shall preside over all meetings of the shareholders or Board at which he is present. In addition, the Chief Executive Officer shall have such other powers and duties as may from time to time be assigned by the Board. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.
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         c.   President. The President shall assist the Chief Executive Officer in the management of and supervision of the business affairs of the Corporation, subject, however, to the direction of the Chief Executive Officer and the Board. The President many, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time-to-time may be assigned to him by the Board.

         d. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall assist the Chief Executive Officer and the President in the active management of the business and affairs of the Corporation, subject to the direction of the Chief Executive Officer, the President and the Board. He shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time-to-time may be assigned to him by the Board or the Chief Executive Officer.

         e. Vice President. Each Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer from time-to-time may prescribe.

         f. Secretary and Assistant Secretary. (1) The Secretary shall act as secretary of all meetings of the stockholders and of the Board, record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors. He shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors or any committee of the Board affix the same to any instrument requiring it and when so affixed it shall be attested by the signature of the Secretary or any such other officer as may be designated by the Board of Directors. He may, with the Chief Executive Officer or the President, sign certificates for shares of capital stock of the Corporation. He shall keep or cause to be kept a stock book containing the names alphabetically arranged of all persons who are stockholders of the corporation, showing their place of residence and the number of shares of stock held by them, respectively. He shall perform all the duties incident to the office of Secretary and such other duties as from time-to-time may be assigned to him by the Board or the Chief Executive Officer.

              (2) The Assistant Secretary shall perform such duties of the Secretary as may be assigned to him from time-to-time by the Board of Directors or the Chief Executive Officer.

         g. The Treasurer and Assistant Treasurer. (1) The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated by the Board. Against proper vouchers shall cause such funds to be disbursed in accordance with any provisions of the Bylaws. In addition he shall be responsible for the accuracy of all moneys so disbursed and shall render to the Chief Executive Officer and the Board, at the regular meetings of the Board, or whenever they may require it, an accurate account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perform all the duties incident to the office of the Treasurer and such other duties as from time-to-time may be assigned to him by the Chief Executive Officer or the Board.

              (2) The Assistant Treasurer shall perform such duties of the Treasurer as may be assigned to him from time-to-time by the Chief Executive Officer, the Board or the Treasurer.

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
         h. Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation, and shall render to the Board, whenever the Board shall so require, an account of the financial condition of the Corporation. He shall make, sign, execute and file financial, tax and similar reports to any state, federal or municipal government, agency or department, or any self-regulatory organization or body and shall provide for the continuous review of all accounts, borrowings and reports. In addition, he shall perform any such other duties as from time-to-time may be assigned to him by the Chief Executive Officer or the Board.

         SECTION 7. Additional Powers. In addition to the powers and duties herein above specifically prescribed for the respective officers, the board may from time to time impose or confer upon any of the officers such additional duties and powers as the board may see fit, and the board of directors may from time to time impose or confer any or all of the duties and powers herein above specifically prescribed for any officer upon any other officer or officer.


                                   ARTICLE VII

                                 Can ital Stock
                                 --------------

         SECTION 1. Certificates of Stock. Transfer Agents and Registrars. Every stockholder shall be entitled to a certificate or certificates representing shares of capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered and setting forth the number and kind of shares. Each certificate shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may have affixed thereto an impression of the corporate seal. Before issue, a record of each certificate shall be entered on the books of the corporation. The board of directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates of capital stock of the corporation are signed by a Transfer Agent or by a Transfer and by a Registrar, the signatures thereon of the President or a Vice-President and of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and the corporate seal may be facsimiles, engraved or printed. Any provisions of these by-laws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation. The board of directors may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the corporation.

         SECTION 2. Transfers of Stock and Addresses of Stockholders. Shares of stock may be transferred by delivery of the certificate therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such shares of stock shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall exclusively be entitled as the owner of such shares to receive dividends, to vote and to exercise all other rights and privileges as

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such owner in respect thereof. The latest address appearing on the books of the corporation shall be conclusively deemed to be the post-office address of such stockholder.

         SECTION 3. Transfer Books. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date not exceeding fifty (5) days preceding the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixes shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of the stockholders entitled to vote, as herein before provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.

         SECTION 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms consistent with the laws of the State of New Jersey as the board of directors shall prescribe.

                                  ARTICLE VIII

                               Inspection of Books
                               -------------------

         The directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may be statute or law be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                   ARTICLE IX

                                Checks and Notes
                                ----------------

         The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks as the board of directors may from time to time designate, and all checks, notes, drafts and bills of exchange of the corporation shall be signed by such officers or agents as the board of directors may from time to time designate.

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                                    ARTICLE X

                                    Dividends
                                    ---------

         Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

         Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.


                                   ARTICLE XI

                                   Fiscal Year
                                   -----------

         The fiscal year of the corporation shall commence on the first day of January of each calendar year.


                                     Waivers
                                     -------

         The giving of notice to any stockholder or directors, required to be given under these ByLaws or the laws of the State of New Jersey, may be waived by a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time or event referred to in said notice, which waiver shall be deemed equivalent to such notices.


                                  ARTICLE XIII

                                   Amendments
                                   ----------

         SECTION 1. By Stockholders. These By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the number of shares of the stock of the corporation issued and outstanding and entitled to vote thereat, at any annual or special meeting of the stockholders, provided notice thereof shall have been contained in the notice of the meeting.


         SECTION 2. By Directors. These By-Laws may also be altered, amended or repealed by the affirmative vote of at least a majority of the board of directors at any regular or special meeting of the board, if notice thereof be contained in the notice of the meeting.

         Any by-laws adopted, or amended or altered by the directors may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat.

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